Exhibit 4.2

Private Placement Memorandum

(Rule 506(b) of Regulation D)

US NUCLEAR CORP.

A Delaware Corporation

Up to 8,122 Shares at $1,000/Share

(Series A Convertible Preferred Stock)

This Private Placement Memorandum (“Offering”) is presented by US Nuclear Corp., a Delaware corporation (“UCLE”), on a confidential basis to the recipient hereof (“Offeree”). This Offering is for the sale and purchase of up to 8,122 shares of preferred stock in UCLE designated as “Series A Convertible Preferred Stock” (“Series A Stock”) pursuant to the Amended Certificate of Incorporation for UCLE attached hereto at Exhibit A (the “Certificate”)1, filed with the State of Delaware, Division of Corporations on or about December 9, 2024, and in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and/or Rule 506(b) of Regulation D thereunder (“Rule 506(b)”). As of the date of this Offering, UCLE’s Chairman of the Board, Chief Executive Officer and President, Robert I. Goldstein, and his entity, Gold Team, Inc., beneficially own 1,878 shares of 10,000 shares of authorized Series A Stock, resulting from the conversion of their respective loan receivables into shares of the Series A Stock.

The rights, preferences, and limitations of the Series A Stock are set forth in the Certificate. More specifically with respect to the Series A Stock offered under this Offering, each share is entitled to the following rights, and subject to the following limitations:

●	The holders are entitled to receive an annual dividend, payable quarterly, within ninety (90) days of the last day of the applicable quarter of:

o	Six percent (6%) of the holder’s “Stated Value,” which is calculated as $1,000 multiplied by the number of shares of Series A Stock owned by the holder thereof; and

o	1,200 shares of common stock in UCLE for each share of Series A Stock titled to the holder.

●	The holders have the right to vote on any matter presented to the holders of common stock in UCLE with each shares of Series A Stock equaling 10,000 shares of common stock on a fully diluted basis.

UCLE is a publicly reporting company with the U.S. Securities and Exchange Commission (“SEC”), and it trades its shares of common stock on the OTC Market under the symbol “UCLE.” The Series A Stock, however, does not trade on the OTC Market, and any holder of the Series A Stock is subject to those limitations and restrictions set forth below.

All publicly available information shall be deemed incorporated herein by reference. You are directed to review UCLE’s filings for all operational and financial information related to the corporation, including any risk disclosures contained therein, with your tax advisor and attorney. Such information shall be deemed incorporated herein by reference. The Board of Directors has the right to authorize and issue additional shares of common stock and preferred stock exercising its sole discretion, thus you are always subject to dilution and possibly rights of shareholders who may own a different class of stock in the future. Furthermore, any holder of stock in UCLE is subject to the Bylaws of the corporation, which are included in the aforementioned public filings.

UCLE will be relying on the broker/dealer or issuer exemption in selling the Series A Stock. This reliance is in accordance with Delaware Securities Act, Chapter 73 of Title 6 of the Delaware Code, specifically: (a) Section 73- 207(a)(8), which provides an exemption for any offer or sale to an “accredited investor” as defined in Rule 501 of Regulation D under the Act; and (b) Section 73-207(b)(11), which provides an exemption for offers and sales that are part of an offering made in compliance with Rule 506(b).

[1]	If the Certificate, as presented herein, is revised or modified as a result of comment from the State of Delaware, Division of Corporations, UCLE shall deliver to any Offeree such revised or modified version.

The following exhibits are incorporated herein:

Exhibit A	First Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock

Exhibit B	Accredited Investor Questionnaire (To Be Completed by Offeree)

Exhibit C	Subscription Agreement (To Be Completed by Offeree)

You will be required to complete the Accredited Investor Questionnaire at Exhibit B hereto, and the Board of Directors might require you to provide verification of the same from a third party, and the Subscription Agreement attached hereto at Exhibit C (“Subscription Agreement”).

The proceeds from this Offering shall be used immediately by UCLE in furtherance of its business purpose and strategic objectives, as determined by the Board of Directors exercising its sole an absolute discretion. UCLE intends on allocating proceeds from the sale of its Series A Stock herein to support its business plan, costs of this Offering and the other offerings set forth above.

The Board of Directors retains full and exclusive authority to make all determinations regarding the use of proceeds, including reallocating funds to address its evolving strategic and operational needs. Such determinations shall not be subject to investor review or challenge, provided they are consistent with UCLE’s business objectives. By investing in this Offering, the investor acknowledges that the proceeds may be applied to any of the above-referenced uses or to other categories consistent with UCLE’s purpose, as determined solely by the Board of Directors, and waives any right to contest such decisions.

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Offering Exemption from Registration

(Rule 506(b) of Regulation D)

This Offering is being made in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D, and any applicable state securities laws, and the Offering is being sold in reliance on Rule 3a4-1 of the Securities Act, commonly referred to as the “issuer exemption,” since such individuals are not participating in the offering more than once in any twelve-month period and are not being compensated for the sale of the securities herein.

You should be prepared to submit financial statements, tax returns, W-2s, or other relevant documentation to demonstrate that you meet the income or net worth thresholds outlined in Rule 501 of Regulation D, if requested by the Board; otherwise, the Board shall be deemed reasonable in relying on your representations in the Subscription Packet. UCLE reserves the right to reject any Subscription Packet.

It is not the intent of UCLE, at this time, to register any shares of the Series A Stock. A public market does not currently exist for its Series A Stock. UCLE cannot provide any assurances regarding the Series A Stock under this Offering and cannot assure that an active public market for any of those securities will develop in the future. The Series A Stock is subject to restrictions on transferability and resale and may not be resold in a public resale unless they are subsequently registered under the Act and applicable state securities laws or an exemption from registration is available. Furthermore, the law Firm of Paesano Akkashian, PC (“PA”) has prepared this Offering in coordination with UCLE; however, PA has not made any representations in this Offering to be relied upon by any Offeree.

An investment in UCLE is speculative, involves a high degree of risk, and should be considered only by accredited investors who can bear the economic risks of their investments for an indefinite period and who can afford to sustain a complete loss of their investments.

In making an investment decision, investors must rely on their own examination of the person or entity creating the securities and the terms of the Series A Stock offered herein, including the merits and risks involved. The securities offered hereby have not been registered under the Act or applicable state securities laws. These securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption there from. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

This Offering constitutes an offer only to the Offeree and is provided to the Offeree solely for the purpose of evaluating an investment in UCLE offered hereby. By accepting delivery of this Offering, the Offeree agrees (i) to keep confidential the contents of this Offering and any other oral or written information provided by UCLE (directly or through one of its financial or legal advisors) in connection with the offering and not to disclose the same to any third party or otherwise use the same for any purpose other than evaluating an investment in UCLE, (ii) not to copy, in whole or in part, this Offering or any other written information provided by UCLE (directly or through one of its financial or legal advisors) in connection herewith, and (iii) to return this Offering and any such written information to UCLE’s counsel, PA, in the event that the Offeree does not subscribe to purchase any Series A Stock pursuant to this Offering, no portion of the Offeree’s subscription is accepted or this Offering is terminated or withdrawn.

This Offering does not constitute an offer to sell, or a solicitation of an offer to buy, any Series A Stock offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Offering nor any sale made hereunder shall under any circumstance create any implication that the information contained herein is correct as of any date subsequent to the date hereof. UCLE reserves the right, in its sole discretion and for any reason whatsoever, to modify, amend, withdraw or terminate the Offering, including extending the Offering, to accept or reject in whole or in part any prospective investment in the Series A Stock offered hereby, or to allot to the Offeree fewer than the number of shares of Series A Stock the Offeree desires to purchase. UCLE shall have no liability whatsoever to the Offeree in the event that any of the foregoing shall occur.

In determining whether to invest in UCLE, the Offeree must rely upon his, her or its own examination of UCLE and the terms of the offering made hereby, including the merits and risks involved. UCLE will, prior to the closing of the offering made hereby, afford prospective investors an opportunity to ask questions of and to receive answers from UCLE concerning the terms and conditions of the offering and to obtain any additional relevant information which UCLE possesses or can acquire without unreasonable effort or expense. Except as aforesaid, no person is authorized in connection with this Offering to give any information or make any representation not contained in this Offering and, if given or made, such information or representation must not be relied upon as having been authorized by UCLE.

UCLE makes no express or implied representation or warranty as to the attainability of any forward- looking statements or projections set forth herein or as to the accuracy or completeness of the assumptions from which that projected information is derived. Projections of UCLE’s future performance are necessarily subject to a high degree of uncertainty, including certain factors set forth in the following risk factors and elsewhere in this Offering, and UCLE’s public filings (when and if applicable), and actual results may vary materially and adversely from any projections. It is expected that the Offeree will pursue its own independent investigation with respect to the projected financial information included herein, or in any other materials provided to the Offeree. Any estimates and projections contained herein have been prepared by the management of UCLE and involve significant elements of subjective judgment and analysis that may or may not be correct. Neither UCLE nor its financial or legal advisors make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this document, and nothing contained herein is, or shall be relied upon as a warranty or representation, whether as to past or future.

Owning shares of preferred stock in a publicly reporting company trading on the OTC Market under involves several risk factors that potential investors should carefully consider. The Series A Stock is not liquid. UCLE might not be able to fund the dividend set forth in the Certificate, thus decreasing the value of your shares. In the context of our common stock, OTC-traded stock, such as our common stock, particularly those with limited disclosures, often experience lower trading volumes, making it difficult for investors to buy or sell shares without significantly affecting the stock price. This illiquidity can result in substantial price volatility and may prevent investors from exiting their positions at favorable prices. Additionally, the potential for market manipulation is higher in less regulated and less transparent markets, further increasing the risk for investors. Therefore, it is crucial for investors to thoroughly assess these factors and consider the potential implications before investing in preferred stock on the OTC Market.

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FORWARD LOOKING STATEMENTS

This Offering and UCLE’s public filings contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the sections entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Furthermore, as part of this Offering, the Board might produce business presentations or other forms of materials to Offerees for informational purposes, only. Those business presentations are deemed incorporated herein by reference, and thus subject to the disclosures, Risk Factors, assumptions, and more specifically, the forward-looking statements herein.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Although management believes that the assumptions underlying the forward-looking statements included in this filing are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the information set forth herein represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this filing will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors” contained in this Offering, and those risk factors discussed above. As a result of these factors, we cannot assure you that the forward-looking statements in this Offering will prove to be accurate. Except as required by law, we expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in our expectations.

Although management believes that the assumptions underlying the forward-looking statements and this Offering are reasonable, they do not guarantee UCLE’s future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in this Offering represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this filing will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. UCLE does not undertake any obligation to update or revise any forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this offering. As a result of these factors, UCLE cannot assure you that the forward-looking statements in this offering will prove to be accurate. Except as required by law, UCLE expressly disclaim any obligation to update publicly any forward-looking statements for any reason after the date of this report, to conform these statements to actual results, or to changes in UCLE’s expectations.

The Series A Stock offered herein involves a high degree of risk. No one should invest who is not prepared to lose his, her, or its entire investment. There is no active public market in the foreseeable future for the resale of the Series A Stock. Prospective investors, prior to making an investment, should carefully examine the risk factors herein, all of which are inherent in making an investment in, and affecting the business of, UCLE, in addition to the other information presented in this Offering. In the interests of conserving resources, UCLE is willing to provide you with printed documents for your review, or review by your advisors.

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SECURITIES RISK FACTORS AND SUITABILITY DISCLOSURES

INVESTORS SHALL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF THE OFFERING DESCRIBED IN THIS OFFERING AND ALL THE ATTACHMENTS HERETO. THE SERIES A STOCK BEING OFFERED IN THIS OFFERING IS BEING MADE TO A LIMITED NUMBER OF INDIVIDUALS OR ENTITIES MEETING CERTAIN SUITABILITY STANDARDS. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THEY MAY SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.

EXCLUSIVE NATURE OF THE PRIVATE PLACEMENT OFFERING

NO ENTITY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. MOREOVER, NEITHER THE DELIVERY OF THIS OFFERING NOR THE SALE OF THE CLASS A INTERESTS SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS DISCUSSED IN THIS OFFERING SINCE THE DATE HEREOF; HOWEVER, IN THE EVENT OF ANY MATERIAL CHANGE OCCURRING PRIOR TO THE COMPLETION OF THE OFFERING DESCRIBED HEREIN, THIS OFFERING SHALL BE AMENDED AND REVISED ACCORDINGLY.

THE COMPANY DISCLAIMS ANY AND ALL LIABILITIES FOR REPRESENTATIONS OR WARRANTIES EXPRESSED OR IMPLIED, CONTAINED IN, OR OMITTED FROM, THIS OFFERING, OR ANY OTHER WRITTEN OR ORAL COMMUNICATION TRANSMITTED OR MADE AVAILABLE TO THE RECIPIENT. EACH INVESTOR SHALL BE ENTITLED TO RELY SOLELY ON THOSE REPRESENTATIONS AND WARRANTIES WHICH MAY BE MADE TO THE INVESTOR IN ANY FINAL PURCHASE OR SUBSCRIPTION AGREEMENT RELATING TO THE SERIES A STOCK. THE DELIVERY OF THIS OFFERING DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL IN SUCH JURISDICTION.

THIS OFFERING DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN EVALUATING AN INVESTMENT IN THE COMPANY. INVESTORS MUST CONDUCT AND RELY ON THEIR OWN EVALUATIONS OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE SERIES A STOCK. THE RISK FACTORS DEFINED ABOVE SHOULD BE CONSIDERED IN CONNECTION WITH THE PURCHASE OF THE SERIES A STOCK. NEITHER THE DELIVERY OF THIS OFFERING AT ANY TIME, NOR ANY SALE OF THE SERIES A STOCK HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED IN THIS OFFERING IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

STATEMENT REGARDING FORWARD LOOKING PROJECTIONS

THE STATEMENTS, PROJECTIONS AND ESTIMATES OF FUTURE PERFORMANCE OF THE COMPANY OR VARIOUS ELEMENTS OF THE COMPANY’S BUSINESS CONTAINED IN THIS OFFERING THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD EXPECT THAT ANTICIPATED EVENTS AND CIRCUMSTANCES MAY NOT OCCUR, THAT UNANTICIPATED EVENTS AND CIRCUMSTANCES SHALL OCCUR, AND THAT ACTUAL RESULTS SHALL LIKELY VARY FROM THE FORWARD-LOOKING CIRCUMSTANCES. INVESTORS SHOULD BE AWARE THAT A NUMBER OF FACTORS COULD CAUSE THE FORWARD-LOOKING STATEMENTS OR PROJECTIONS CONTAINED IN THIS OFFERING OR OTHERWISE MADE BY OR ON BEHALF OF THE COMPANY TO BE INCORRECT OR TO DIFFER MATERIALLY FROM ACTUAL RESULTS. SUCH FACTORS MAY INCLUDE, WITHOUT LIMITATION, (i) THE ABILITY OF THE COMPANY TO PROVIDE SERVICES AND TO COMPLETE THE DEVELOPMENT OF ITS PRODUCTS IN A TIMELY MANNER, (ii) THE DEMAND FOR AND TIMING OF DEMAND FOR SUCH SERVICES AND PRODUCTS, (iii) COMPETITION FROM OTHER PRODUCTS AND COMPANIES, (iv) THE COMPANY’S SALES AND MARKETING CAPABILITIES, (v) THE COMPANY’S ABILITY TO SELL ITS SERVICES AND PRODUCTS PROFITABLY, (vi) AVAILABILITY OF ADEQUATE DEBT AND EQUITY FINANCING, AND (vii) GENERAL BUSINESS AND ECONOMIC CONDITIONS. THESE IMPORTANT FACTORS AND CERTAIN OTHER FACTORS THAT MIGHT AFFECT THE COMPANY’S FINANCIAL AND BUSINESS RESULTS ARE DISCUSSED IN THIS OFFERING UNDER “RISK FACTORS.” THERE CAN BE NO ASSURANCE THAT THE COMPANY SHALL BE ABLE TO ANTICIPATE, RESPOND TO OR ADAPT TO CHANGES IN ANY FACTORS AFFECTING THE COMPANY’S BUSINESS AND FINANCIAL RESULTS.

SAFE HARBOR STATEMENT UNDER

THE PRIVATE SECURITIES LITIGATION REFORM ACT

WITH THE EXCEPTION OF THE HISTORICAL INFORMATION CONTAINED IN THIS DOCUMENT, THE MATTERS DESCRIBED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES THAT INDIVIDUALLY OR MUTUALLY IMPACT THE MATTERS HEREIN DESCRIBED INCLUDING, BUT NOT LIMITED TO, FINANCIAL PROJECTIONS, PRODUCT DEMAND AND MARKET ACCEPTANCE, THE EFFECT OF ECONOMIC CONDITIONS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GOVERNMENTAL REGULATIONS, TECHNOLOGICAL DIFFICULTIES AND/OR OTHER FACTORS OUTSIDE THE CONTROL OF THE COMPANY.

DISCLAIMERS

THE SERIES A STOCK OFFERED IN THIS OFFERING HAVE NOT BEEN REGISTERED WITH, OR APPROVED, BY THE SEC, NOR HAS SUCH CLASS A INTERESTS OR THIS OFFERING BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF ANY STATE OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE.

THIS OFFERING IS BASED ON THE EXEMPTIONS FROM SUCH REGISTRATION AS SET FORTH IN §4(a)(2), §4(a)(5) AND RULE 506(B) OF REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED. THE INVESTMENT DESCRIBED IN THIS OFFERING INVOLVES RISKS AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE CLASS A INTERESTS ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION THEREOF. THERE WILL BE NO PUBLIC MARKET FOR THE CLASS A INTERESTS ISSUED PURSUANT TO THIS OFFERING. THE RESALE OF THE SERIES A STOCK IS LIMITED BY FEDERAL AND STATE SECURITIES LAWS AND IT IS THEREFORE RECOMMENDED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL SHOULD THEY DESIRE MORE INFORMATION.

THE PRICE OF THE SERIES A STOCK AS DESCRIBED IN THIS OFFERING HAS BEEN ARBITRARILY DETERMINED BY THE BOARD, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THE ATTACHED OFFERING. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING, EXCEPT SUCH INFORMATION AS IS CONTAINED OR REFERENCED IN THIS OFFERING. ONLY INFORMATION OR REPRESENTATIONS CONTAINED OR REFERENCED HEREIN MAY BE RELIED UPON AS HAVING BEEN MADE BY THE COMPANY. PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED HEREIN SHOULD CONTACT THE COMPANY. PROJECTIONS OR FORECASTS CONTAINED IN THIS OFFERING, OR OTHER MATERIALS, MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS CONTAINED IN THIS OFFERING ARE BASED UPON ASSUMPTIONS WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF UCLE MAY DEPEND UPON FACTORS BEYOND THE CONTROL OF THE BOARD. NO ASSURANCE CAN BE GIVEN THAT UCLE’S ACTUAL PERFORMANCE WILL MATCH ITS INTENDED RESULTS.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS). THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF SUCH SECURITIES UNDER SUCH LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THE STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OF SALE MAY BE MADE IN ANY PARTICULAR STATE. THE DISCLOSURES BELOW ARE SUBJECT TO REVISION OR MODIFICATION, AND THE INVESTOR IS ADVISED TO SEEK INDEPENDENT LEGAL ADVICE IN THEIR JURISDICTION.

CERTAIN NOTICES UNDER CERTAIN STATE LAWS MAY BE REQUIRED IN CONNECTION WITH THIS OFFERING. THE COMPANY HEREBY INCORPORATES SUCH NOTICE REQUIREMENTS BY REFERENCE. NOTWITHSTANDING, THE COMPANY SHALL PROVIDE THE REQUISITE NOTICE FOR ANY APPLICABLE STATE UPON REQUEST; FURTHERMORE, THE PROSPECTIVE INVESTOR IS ADVISED TO SEEK INDEPENDENT LEGAL COUNSEL RELATED TO LAWS IN THEIR SPECIFIC JURISDICTION.

NOTICE TO PROSPECTIVE PURCHASERS IN FLORIDA

THE SERIES A STOCK OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON AN EXEMPTION THEREFROM. ANY SALE MADE PURSUANT TO SUCH EXEMPTION IS VOIDABLE BY A FLORIDA PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER.

ANTI-MONEY LAUNDERING REGULATIONS

THE COMPANY MAY REQUIRE A DETAILED VERIFICATION OF YOUR IDENTITY AND THE SOURCE OF THE PAYMENT FOR THE SERIES A STOCK. DEPENDING ON THE CIRCUMSTANCES, A DETAILED VERIFICATION MIGHT NOT BE REQUIRED WHERE (A) YOU ARE REGULATED BY A RECOGNIZED REGULATORY AUTHORITY, OR (B) THE SUBSCRIPTION IS MADE THROUGH AN INTERMEDIARY WHO IS REGULATED BY A RECOGNIZED REGULATORY AUTHORITY.

IN THIS SITUATION, THE COMPANY MAY RELY ON A WRITTEN ASSURANCE FROM THE INTERMEDIARY THAT THE REQUISITE IDENTIFICATION PROCEDURES IN RESPECT OF THE SUBSCRIBER HAVE BEEN CARRIED OUT. THESE EXCEPTIONS WILL ONLY APPLY IF YOU OR INTERMEDIARY REFERRED TO ABOVE ARE WITHIN A COUNTRY RECOGNIZED AS HAVING SUFFICIENT ANTI-MONEY LAUNDERING REGULATIONS.

THE COMPANY RESERVES THE RIGHT TO REQUEST SUCH INFORMATION AS IS NECESSARY TO VERIFY YOUR IDENTITY. IN THE EVENT OF DELAY OR FAILURE TO PRODUCE ANY INFORMATION REQUIRED FOR VERIFICATION PURPOSES, THE COMPANY MAY REFUSE TO ACCEPT THE SUBSCRIPTION AGREEMENT AND THE SUBSCRIPTION MONIES RELATING THERETO. IF ANY PERSON HAS A SUSPICION THAT A PAYMENT TO US (BY WAY OF SUBSCRIPTION OR OTHERWISE) CONTAINS THE PROCEEDS OF CRIMINAL CONDUCT OR HAS A SUSPICION OBTAINED IN THE COURSE OF BUSINESS THAT ANY OTHER PERSON IS ENGAGED IN MONEY LAUNDERING THAT PERSON IS REQUIRED TO REPORT SUCH SUSPICION AND SUCH REPORT SHALL NOT BE TREATED AS A BREACH OF ANY RESTRICTION UPON DISCLOSURE OF INFORMATION IMPOSED BY ANY ENACTMENT OR OTHERWISE.

USA PATRIOT ACT DISCLOSURE

IN ADDITION TO THE FOREGOING REQUIREMENTS, YOU WILL BE REQUIRED TO COMPLY WITH THE ADDITIONAL VERIFICATION REQUIREMENTS SET FORTH IN THE SUBSCRIPTION AGREEMENT FOR THE SERIES A STOCK, AS REQUIRED BY THE USA PATRIOT ACT AND APPLICABLE REGULATIONS. THE COMPANY MAY IN THE FUTURE REQUEST ADDITIONAL INFORMATION AND/OR REPRESENTATIONS TO COMPLY WITH THE PATRIOT ACT AND REGULATIONS.

DURING THE COURSE OF THE OFFERING AND PRIOR TO ANY SALE, EACH OFFEREE OF THE UNITS AND HIS OR HER PROFESSIONAL ADVISOR(S), IF ANY, ARE INVITED TO ASK QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. SUCH INFORMATION WILL BE PROVIDED TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.

EACH PROSPECTIVE INVESTOR WILL BE GIVEN AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM MANAGEMENT CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORTS OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFERING. IF YOU HAVE ANY QUESTIONS WHATSOEVER REGARDING THIS OFFERING, OR DESIRE ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS OFFERING, PLEASE WRITE TO THE ADDRESS SET FORTH IN UCLE’S PUBLIC FILINGS.

EXHIBIT A – CERTIFICATE

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FIRST AMENDMENT TO CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION AND CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF US NUCLEAR CORP

(Pursuant to Section 151 of the Delaware General Corporation Law)

The undersigned, Robert I. Goldstein, as the President of US Nuclear Corp, a Delaware corporation (“Corporation”), hereby certifies that pursuant to the authority contained in Article IV of the Corporation’s Certificate of Incorporation dated February 14, 2012, as amended, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, and the Bylaws of the Corporation the Board of Directors of the Corporation has adopted the following resolution authorizing, and ratifying all previously authorized, (a) 5,000,000 shares of preferred stock in the Corporation, par value $0.0001/share, and (b) 500,000,000 shares of common stock in the Corporation, par value, and (c) authorizing a series of preferred stock designated as “Series A Convertible Preferred Stock.” RESOLVED, that this Certificate supersedes, amends and restates the Certificate filed with the State of Delaware, Secretary of State, Division of Corporations delivered and filed November 27, 2024 (SR 2024338489 and File Number 5109513). RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, Article 4 to the Certificate of Incorporation for the Corporation shall be and read as follows: “The total amount of common stock authorized shall be 500,000,000 shares, par value $0.0001/share, and the total amount of preferred stock authorized shall be 5,000,000 shares, par value $0.000 I/share.”

RESOLVED, a series of preferred stock of the Corporation be, and is hereby, created, and the designation and amount thereof and the voting powers, preferences, and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Designation and Number of Shares. The series of preferred stock created hereby shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such Series A Preferred Stock shall be 10,000 shares, par value of $.0001, out of the 5,000,000 shares, par value of $.0001, of preferred stock authorized by the Corporation in its Certificate of Incorporation.

2. Stated Value and Maturity. Subject to Section 8, below, each share of Series A Preferred Stock shall have a stated value of $1,000 (the “Stated Value”), and a maturity date of January 31, 2028 (“Maturity Date). If not otherwise converted as set forth herein, on the Maturity Date, the Board of Directors shall convert each outstanding share of the Series A Preferred Stock, irrespective of the holder thereof, and without notice or further action by any holder (other than notice by the transfer agent for the corporation), into 10,000 shares of common stock in the Corporation.

3. Conversion Rights. Each holder of Series A Preferred Stock shall have the right to convert 1 share of Series A Preferred Stock into 10,000 shares of common stock in the Corporation, at the election of the holder by the holder delivering written notice of such conversion to the Board of Directors for the Corporation, pursuant to any procedure established by the Board of Directors.

4. Dividends. Holders of Series A Preferred Stock shall be entitled to receive an annual dividend, payable quarterly (i.e., every three months in a calendar year), within ninety (90) days of the last day of the applicable quarter, and prorated, where and if necessary, of (a) 6% of the holder’s Stated Value, per share of Series A Preferred Stock titled to such holder, in cash, and (b) 1,200 shares of common stock in the Corporation for each share of Series A Preferred Stock titled to such holder. The common stock issued under subsection (b) shall be issued in book entry form unless such holder requests from the Secretary for the Corporation that such shares be issued on paper certificate, in which case, the holder agrees that such issuance will initially be made in book entry, and then converted to a paper certificate upon the earlier of (x) no later than six (6) months from the date of such request, (y) conversion of the Series A Preferred Stock to common stock herein, or (z) at the discretion of the Board of Directors. The issuance of such shares under subsection 4(b) herein shall be made in reliance on any available exemption from registration under federal or state law, including but not limited to, Section 4(a)(2) of the Securities Act of 1933, as amended (“Act”), and/or Rule 506(b) of Regulation D promulgated under the Act. Any unpaid dividend under subsection (a), above, shall accrue interest at six percent (6%), per annum, non compounding until the earlier of payment by the Corporation, or conversion, as set forth herein.

5. Voting Rights. Holders of Series A Preferred Stock shall be entitled to vote on any and all matters submitted to the vote of the common shareholders of the Corporation with each share of Series A Preferred Stock equaling I0,000 shares of shares of common stock on a fully converted basis.

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6. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Stated Value per share, plus accrued and unpaid dividends (where and if applicable), before any distribution is made to the holders of common stock or any other series of stock.

7. Adjustment for Stock Splits and Combinations. In the event the Corporation shall at any time or from time to time after the date of issuance of the Series A Preferred Stock effect a stock split or stock dividend, the Conversion Ratio shall be proportionally adjusted.

8. Call Provisions. At any time after January 31, 2026, the Board of Directors, exercising its sole discretion, has the right but not the obligation to call and redeem any outstanding shares of the Series A Preferred Stock, irrespective of the holder thereof, for either (a) the amount of the Stated Value per share of Series A Preferred Stock titled to such holder, or (b) conversion of each share of Series A Preferred Stock titled to such holder thereof into 10,000 shares of common stock in the Corporation (the “Call”). The Call can be exercised by the Board of Directors by delivering thirty (30) days’ advanced written notice to such holder subject to the Call. Upon delivery of the Call, the Corporation shall close on the Call and redemption within sixty (60) calendar days of expiration of the thirty-day Call notice period set forth above. If the Corporation fails to timely exercise and close the Call, the Call shall be deemed withdrawn and void ab initio.

9. No Other Rights. The shares of the Series A Preferred Stock shall have no other preferences, privileges, or voting rights except as set forth above or as required by applicable law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 12th day of December, 2024.

Robert I. Goldstein

Chief Executive Officer President

US Nuclear Corp

As authorized by Board consent

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EXHIBIT B – ACCREDITED INVESTOR QUESTIONNAIRE

This Accredited Investor Questionnaire is intended to confirm an Offeree’s qualification as an accredited investor under Rule 501 of Regulation D. By signing below, you are representing and warranting that the information provided herein is truthful and accurate as of the date of execution and as of the date of execution and closing of the Subscription Agreement. This Accredited Investor Questionnaire must be completed in addition to the Offeree delivering to UCLE his/her/its third-party verification of accreditation. This questionnaire is not intended to be, and does not constitute, an offer to sell or the solicitation of an offer to buy any security. No binding agreement or obligation of any kind shall be created by this questionnaire.

1.	Print Name of Offeree: _________________________________________________

2.	Amount of Investment: $_______________________________________________

3. In completing this Accredited Investor Questionnaire, please refer to the definitions below. Please place an “X” in the appropriate box below to indicate your status (ONLY ONE BOX NEEDS TO BE CHECKED; CONTACT THE COMPANY IF NONE ARE APPLICABLE):

“Accredited investor” means any person who comes within any of the following categories:

(1) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of the purchase exceeds $1,000,000.

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(2) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

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(3) Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self- directed plan, with investment decisions made solely by persons that are accredited investors.

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(4) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”).

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(5) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, company, or similar business trust, or Company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

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(6) Any director, executive officer, or Company of the issuer of the securities being offered or sold, or any director, executive officer, or Company of a Company of that issuer.

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(7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, as described in Rule 506(b)(2)(ii).

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(8) Any entity in which all of the equity owners are accredited investors.

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(9) Any natural persons holding in good standing one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities and Exchange Commission (the “SEC”) has designated as qualifying an individual for accredited investor status.

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(10) Any natural persons who are “knowledgeable employees,” as defined in Rule 3c–5(a)(4) under the Investment Act, of the private-fund issuer of the securities being offered or sold.

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(11) Any SEC- and state-registered investment advisers and rural business investment companies.

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(12) Any limited liability companies not formed for the specific purpose of acquiring the securities offered with total assets in excess of $5,000,000.

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(13) Any entities, of a type not listed in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

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(14) Any “family offices,” as defined in Rule 202(a)(11)(G)–1 under the Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that are not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

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(15) Any “family clients,” as defined in Rule 202(a)(11)(G)–1 under the Advisers Act, of a family office meeting the requirements in Rule 501(a)(12).

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4. Reliance. I understand you will be relying on my representations. If there is any material change in the information provided to you prior to your acceptance of the Subscription Agreement, I will immediately provide you with information regarding such change. To the extent requested by the Company, you agree to provide any financial information or documents verifying your responses herein.

5. Signature. The undersigned is deemed to have executed and presented this Investor Questionnaire as of the date of execution of the Subscription Agreement.

[SIGNATURES ON NEXT PAGE]

FOR INDIVIDUALS:

Print Name of Offeree: __________________________________________________________________

Signature: ___________________________________________________________________________

Address (Residence): __________________________________________________________________

City/State/Zip: _______________________________________________________________________

Social Security Number: ________________________________________________________________

Phone: _____________________________________________________________________________

Fax: ________________________________________________________________________________

Email: _______________________________________________________________________________

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FOR ENTITIES:

Print Name of Offeree: ____________________________________________________________________

Print Name of Authorized Person: ____________________________________________________________

Title of Authorized Person: _________________________________________________________________

Signature of Authorized Person: _____________________________________________________________

Address: _____________________________________________________________________________

City/State/Zip: __________________________________________________________________________

Tax Identification Number: _________________________________________________________________

Email: ________________________________________________________________________________

Phone: ________________________________________________________________________________

Facsimile: _______________________________________________________________________________

EXHIBIT C – SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (“Agreement”), with an effective date as of the date of purchase by the Subscriber, as identified below, regardless of the actual date of execution by the parties, by and between US Nuclear Corp., a Delaware corporation (the “UCLE”) and the signatory hereto (“Subscriber”).

WHEREAS, UCLE and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, UCLE shall issue and sell to the Subscriber, and the Subscriber shall subscribe to and purchase Series A Stock in UCLE (hereinafter the “Series A Stock”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement UCLE and the Subscriber hereby agree as follows:

1. Purchase and Sale. UCLE has offered for sale, and the undersigned Subscriber hereby tenders this subscription and applies for the purchase of, the applicable number of the Series A Stock at the applicable purchase price (the “Purchase Price”) all as set forth on the signature page hereto (the “Signature Page”). Together with this Subscription Agreement, the Subscriber is delivering to UCLE the full amount of the Purchase Price for the Series A Stock. This subscription may be accepted or rejected by UCLE in its sole discretion in whole or in part. THE SIGNATURE OF THE UNDERSIGNED ON THE SIGNATURE PAGE CONSTITUTES THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT.

2. Closing. The consummation of the transactions contemplated herein shall take place at the offices of UCLE, as soon as practicable following the satisfaction or waiver of all conditions to closing set forth in this Agreement (the “Closing Date”). Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, Subscriber shall purchase, and UCLE shall sell to Subscriber, the applicable number of Series A Stock for the applicable Purchase Price.

3. Subscriber’s Representations and Warranties. Subscriber hereby represents and warrants to and agrees with UCLE that:

(a) If an entity, Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Series A Stock being sold to it hereunder. The execution, delivery and performance of this Agreement by Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Subscriber is required. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the term hereof.

(c) The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Series A Stock in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of UCLE herein.

(d) The Subscriber has been furnished with, and has carefully reviewed, the offering related to the sale of the Series A Stock and all exhibits attached thereto, including the Certificate of Incorporation and Bylaws of UCLE.

(e) Subscriber has relied solely on the information contained in such documents (although the Subscriber acknowledges that certain information contained therein are only projections and such performance is not assured) and has not received or relied upon any other representations, warranties or assurances of UCLE or any persons acting on its behalf, whether written or oral. In addition, the Subscriber understands that all other documents, records and books pertaining to this investment have been made available for inspection by it and its attorneys, accountants, investment advisors and other representatives. The Subscriber and its advisors and representatives have had a reasonable opportunity to ask questions of and receive answers from UCLE and all such questions have been answered to the Subscriber’s full satisfaction. The Subscriber has received in writing from UCLE such information concerning its operations, financial condition and other matters as the Subscriber has requested in writing, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(f) The Subscriber is, and will be on the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, and that UCLE may rely on the form and substance of the verification submitted by the Subscriber to UCLE in determining that the Subscriber is an accredited investor. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

(g) The Subscriber understands and agrees that the Series A Stock have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that the Series A Stock must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Series A Stock to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with UCLE includes each Subsidiary as defined in Section 4(a) of this Agreement. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(h) The Subscriber intends on holding the Series A Stock in its/his/her personal account without the intent of public distribution.

(i) The Subscriber acknowledges that the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. The Subscriber represents and warrants that, to the best of his, her or its knowledge, none of (i) the Subscriber; (ii) any person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; (iv) if the Subscriber is not the beneficial owner of all of the Subscribed Units held by him, her or it, any person having a beneficial interest in the Subscribed Units; or (v) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or is a person or entity prohibited under the OFAC Programs.

(j) The Subscriber acknowledges that the Series A Stock are being sold as part of a “best efforts” offering. If applicable state law requires the Purchase Price be held in escrow for a period of time during which the Subscriber may void, withdraw or redeem his or her investment, such requirement shall not create a contingency offering of the Series A Stock sold herein.

4. No Governmental Review. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Series A Stock or the suitability of the investment in the Series A Stock nor have such authorities passed upon or endorsed the merits of the offering of the Series A Stock.

5. Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies UCLE prior to the Closing Date shall be true and correct as of the Closing Date.

6. Survival. The foregoing representations and warranties shall survive the Closing Date for a period of one year after the Closing Date.

7. UCLE Representations and Warranties. UCLE represents and warrants to and agrees with Subscriber that:

(a) UCLE is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as it is currently conducted.

(b) All issued and outstanding shares of capital stock of UCLE have been duly authorized and validly issued and are fully paid and non-assessable, and all such units of UCLE have been issued in compliance with all applicable federal and state securities laws.

(c) This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by UCLE and are valid and binding agreements enforceable against UCLE in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. UCLE has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over UCLE, or any of its Affiliates, nor UCLE’s Board of Directors or officers is required for the execution by UCLE of the Transaction Documents and compliance and performance by UCLE of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Series A Stock.

(e) Assuming the representations and warranties of the Subscriber herein are true and correct, neither the issuance and sale of the Series A Stock nor the performance of UCLE’s obligations under this Agreement and all other agreements entered into by UCLE relating thereto by UCLE will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (i) the Certificate of Incorporation of UCLE, (ii) the Bylaws for UCLE, (iii) to UCLE’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to UCLE of any court, governmental agency or body, or arbitrator having jurisdiction over UCLE or over the Property or assets of UCLE or any of its Affiliates, (iv) the terms of any shares of capital stock in UCLE, or debenture, note or any other evidence of indebtedness, or any agreement, unit option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which UCLE or any of its Affiliates is a party, by which UCLE or any of its Affiliates is bound, or to which any of the properties of UCLE or any of its Affiliates is subject, or (v) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which UCLE, or any of its Affiliates is a party.

(f) Except as described in UCLE Information, there is no pending or, to the best knowledge of UCLE, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over UCLE, or any of its Affiliates to which UCLE or any of its Affiliates is a party or which could adversely affect UCLE or any of its Subsidiaries or the business conducted or proposed to be conducted by any of them.

8. Regulation D Offering. The offer, issuance and sale of the Series A Stock to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(a)(2) of the 1933 Act and/or Rule 506(b) of Regulation D thereunder. The Subscriber agrees that he/she/it is purchasing the Series A Stock for his/her/its account without the intent of distributing absent registration or exemption from registration.

9. Broker’s Commission. UCLE represents that it has the right, but not the obligation, to retain the services of a broker/dealer member firm registered with FINRA to facilitate the sale of the Series A Stock, and in doing so, has the right to pay, out of any proceeds from a sale under this Subscription, for such fee charged by such firm.

10. Legal Fees. Each party shall pay their own legal fees incurred in connection with the transaction contemplated herein, including, but not limited to, the drafting and negotiation of the Transaction Documents.

11. Covenants of the Subscriber. Subscriber agrees to indemnify, hold harmless, reimburse and defend UCLE and each of UCLE’s officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon UCLE or any such person which results, arises out of or is based upon (i) any misrepresentation by such Subscriber in this Agreement, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by UCLE and Subscriber, relating hereto.

12. Side Letter Agreements. You acknowledge and agree that the UCLE shall have the right, in its sole discretion, to enter into side letters with any Subscriber (each, a “Side Letter”) as an amendment to this Agreement. Such Side Letters may modify, supplement, or waive any provision of this Agreement with respect to the applicable Subscriber. Side Letters may include, without limitation, agreements regarding: (a) modifications to the Purchase Price for the Series A Stock; (b) payment of the Purchase Price through separate installment agreements or promissory notes; or (c) any other terms or conditions of this Agreement as mutually agreed between UCLE and the applicable Subscriber. Any installment agreement for the payment of the Purchase Price entered into pursuant to a Side Letter shall be deemed merged with and incorporated into this Agreement. Each Side Letter shall be binding upon and enforceable against UCLE and the applicable Subscriber and shall be considered an amendment to this Agreement with respect to such Subscriber only. UCLE shall not be obligated to notify any other similarly situated subscribers or shareholders in UCLE of the execution of any Side Letter, unless otherwise required under applicable law, and shall maintain copies of all Side Letters as part of the official records of this Agreement. In the event of any conflict between the terms of this Agreement and a Side Letter, the terms of the Side Letter shall prevail with respect to the applicable Subscriber. The terms of any Side Letter shall be kept confidential by the parties thereto, except as required by applicable law or regulation. Any Side Letter that materially alters the rights or obligations of UCLE or any Subscriber shall require the approval of UCLE’s Board of Directors. If UCLE enters into a Side Letter with any Subscriber, such Side Letter might contain more favorable terms than other similar Side Letters agreed to with other similarly situated subscribers or shareholders.

13. Miscellaneous.

(a) All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be to UCLE at the address first stated hereinabove.

(b) This Agreement and the Transaction Documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither UCLE nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of UCLE shall be assigned except to an Affiliate without prior notice to and the written consent of the Subscriber.

(c) This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) The parties irrevocably agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, if such court does not have subject matter jurisdiction, in the United States District Court for the District of Delaware or other Delaware state courts. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery (and if the Court of Chancery shall be unavailable, any Delaware state court or federal court sitting in the State of Delaware) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Subscriber hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by prepaid registered post, return receipt requested, to the address set forth on the Signature Page. Nothing in this Section 13(d) shall affect the right of any party to serve process in any other manner permitted by law. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF UCLE AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.

(e) The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f) To the extent permitted by law, UCLE and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, each of UCLE, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Delaware of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

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Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

US NUCLEAR CORP., a Delaware corporation

By:	Robert I. Goldstein
Its:	President

Dated:

SUBSCRIBER	PURCHASE PRICE	SERIES A STOCK

Subscriber’s Signature	$	Shares of Series A Stock

By:

Its:

Address:

Dated:

FEIN/EIN/SS: